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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in El Paso Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Summary Historical Financial Data" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Houston, Texas
May 3, 1999